Exhibit 99.(i)

September 12, 2012

Credit Suisse Opportunity Funds
Eleven Madison Avenue
New York, New York 10010

Re:  Credit Suisse Opportunity Funds

Ladies and Gentlemen:

We have acted as special Delaware counsel for Credit Suisse Opportunity Funds, a Delaware statutory trust (the “Trust”), in connection with the matters contemplated by the Registration Statement (as defined below).  At your request, this opinion is being furnished to you.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)                                  The Agreement and Declaration of Trust of the Trust, dated May 31, 1995, made by the trustee of the Trust named therein and the holders of shares of beneficial interest issued thereunder as provided therein, as amended by several of the Certificates of Amendment to Certificate of Trust listed in (b) below (as so amended, the “Declaration of Trust”);

(b)                                 The Certificate of Trust of the Trust, dated May 30, 1995, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”), on May 31, 1995, as amended by the Certificate of Amendment, dated January 29, 1999, as filed with the Secretary of State on January 29, 1999, as further amended by the Certificate of Amendment to the Certificate of Trust, dated July 13, 2000, as filed with the office of the Secretary of State on July 21, 2000, as further amended by the Certificate of Amendment to Certificate of Trust, dated January 16, 2001, as filed in the office of the Secretary of State on January 17, 2001, as further amended by the Certificate of Amendment to Certificate of Trust, effective December 12,

2001, as filed in the office of the Secretary of State on November 7, 2001, as further amended by the Certificate of Amendment to Certificate of Trust, effective December 12, 2001, as filed in the office of the Secretary of State on November 9, 2001, as further amended by the Certificate of Amendment to Certificate of Trust as filed with the Secretary of State on June 17, 2002, as corrected by a Certificate of Correction, effective June 15, 2004, as filed with the office of the Secretary of State on June 15, 2004, as further amended by the Certificate of Amendment to Certificate of Trust as filed with the Secretary of State on June 28, 2004, as further amended by the Certificate of Amendment to Certificate of Trust as filed with the Secretary of State on September 20, 2004, as corrected by the Certificate of Correction, effective September 13, 2004, as filed with the office of the Secretary of State on September 13, 2004, as further amended by the Certificate of Amendment to Certificate of Trust as filed with the Secretary of State on February 16, 2005, as further amended by the Certificate of Amendment to Certificate of Trust as filed with the Secretary of State on May 3, 2011, and as amended and restated by the Restated Certificate as filed with the Secretary of State on December 13, 2011 (as so amended, corrected and restated, the “Certificate of Trust”);

(c)                                  Post-Effective Amendment No. 45 to the Trust’s Registration Statement on Form N-2 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about the date hereof with respect to the issuance by the Trust of shares of beneficial interest (the “Shares”) in the Credit Suisse Strategic Income Fund series of the Trust (the “Series”);

(d)                                 The By-laws of the Trust as amended to the date hereof (the “By-Laws”);

(e)                                  The Certificate of Establishment and Designation establishing the Series;

(f)                                    Copies of certain resolutions (the “Resolutions”) adopted by the Trustees of the Trust with respect to the approval of the offering of the Shares, which Resolutions were attached to a certificate of the Secretary of the Trust, dated as of September 12, 2012; and

(g)                                 A Certificate of Good Standing for the Trust, dated September 11, 2012, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust.

With respect to all documents examined by us, we have assumed, when the Shares are issued, (i) the authenticity of all documents submitted to us as authentic originals, (ii)

the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Declaration of Trust will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Declaration of Trust, the By-laws and the Certificate of Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each Person to whom a Share is to be issued by the Trust (collectively, the “Shareholders”) for such Share, in accordance with the Declaration of Trust and the Resolutions and as contemplated by the Registration Statement, (vii) that the Shares will be issued and sold to the Shareholders in accordance with the Declaration of Trust and the Resolutions and as contemplated by the Registration Statement (including as to the aggregate number of Shares to be issued) and (viii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time.  We have not participated in the preparation of the Registration Statement (other than this opinion) and assume no responsibility for its contents, except for this opinion.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.             The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq.

2.             The Shares of the Trust have been duly authorized and, when issued will be validly issued, fully paid and, subject to Section 3.8 of the Declaration of Trust, nonassessable beneficial interests in the Trust.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.  In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

EAM/JWP